UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GLOBAL-SMART.TECH

(Exact name of Registrant as specified in its charter)

Wyoming	7370	98-1664763
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Best Wyoming Registered Agent LLC

30 N Gould St. Sheridan,

WY 82801

(307) 655-7303

(Name, address, telephone number of agent for service)

Yehor Rodin

Kava b.b.

85320, Tivat, Montenegro

+12052165924

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non- accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	5,000,000	$0.03	$150,000	$14

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed without notice. The Selling Security Holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and neither the Registrant nor the Selling Security Holders are soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

PRELIMINARY SUBJECT TO	PROSPECTUS COMPLETION	DATED SEPTEMBER 6, 2024

GLOBAL-SMART.TECH

(A Wyoming Corporation)

5,000,000 COMMON STOCK SHARES

This is an initial offering of Global-Smart.Tech Common Shares has no public market for the securities offered. Global-Smart.Tech is offering 5,000,000 of its Common Shares for sale on a "self-subscribe" and "best effort" basis. The shares will be offered at a fixed price of US$0.03 per share for a period not exceeding 345 days from this prospectus date unless our Board of Directors extends it for an additional 90 days. The offer is being made voluntarily, on a best effort basis, which means that our President Yehor Rodin will try to sell the shares. We are making this offer without the involvement of underwriters or broker-dealers.

There is no minimum number of shares required to be purchased. This offering is on a best effort basis, meaning, no minimum number of shares must be sold. See "Use of Proceeds" and "Plan of Distribution".

Prior to this offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.03 per share in relation to this offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria.

After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Markets. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

Under U.S. federal securities legislation, our common stock will be “penny stock”. Penny stock is any equity that has a market price of less than $5.00 per share, subject to certain exceptions.

For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Following the completion of this offering, Mr. Rodin will own 100% of our outstanding common stock if no shares are sold and 50% of our outstanding common stock if all 5,000,000 shares are sold. Due to this he can make and control corporate decisions that may be disadvantageous to minority shareholders.

We are and will be a “controlled company” upon the closing of this offering since our Chief Executive Officer and Chief Financial Officer Yehor Rodin beneficially owns more than 50% of our total voting power.

If maximum-offering shares will be sold, Mr. Rodin, our sole officer and director, will own more than 50 % of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Rodin may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

Global-Smart.Tech qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information about our business besides this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or the sale of our shares of common stock.

Subscription funds accepted by the Company will be credited directly to its checking account and will not be held in escrow. The funds will be available for immediate use by the Company. The Company has no minimum capitalization requirements; therefore, no other subscription, escrow, or forfeiture accounts are created for the Offering. The invested funds are irrevocable and are not returned to investors.

Our business is subject to many risks and an investment in our shares of common stock will also involve a high degree of risk. You should carefully consider the factors described under the heading “risk factors” beginning on page 13 before investing in our shares of common stock. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We do not consider ourselves a shell company or a blank check company. We are committed to implementing our business plan as described in this Prospectus on a long-term basis.

We have created a website that we plan to further develop and improve. We aim to perform operations in cloud rendering, developing a platform for 3D interior designers and visualizers that operates on GPUs. We have no intention or plan to be acquired by or merge with the operating company. We have made no written communications as defined under Rule 405 of the Securities Act to prospective investors or investors. The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the SEC is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Investing in our Common Stock is highly speculative and involves a high degree of risk.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 13 of this prospectus before making a decision to purchase our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This Prospectus is updated September 6, 2024.

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision. You should rely only on the information that we have provided in this prospectus. We have not authorized anyone to provide you with different information and you must not rely on any unauthorized information or representation. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. This document may only be used where it is legal to sell these securities. You should assume that the information appearing in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus, or any sale of our common stock. Our business, financial condition and results of operations may have changed since the date on the front of this prospectus. We urge you to carefully read this prospectus before deciding whether to invest in any of the common stock being offered.

GLOSSARY OF TERMS AND ABBREVIATIONS

Throughout this prospectus, we use a number of industry terms and concepts which are defined as follows:

•   cloud rendering means the process of utilizing remote servers for performing rendering tasks, allowing for faster and more efficient rendering by leveraging the collective processing power of the cloud infrastructure;

•    rendering power means the computational capability of a cloud-based infrastructure to efficiently process and generate visual content, such as images and animations, from raw data or models;

•  equipment means the physical hardware components and resources utilized within data center to support rendering tasks. This includes graphics processing units (GPUs), central processing units (CPUs), DIMM, storage devices, cooling structures, monitors, graphics card frames.

•  remote servers mean the physical computer systems, located in data centers, that provide the virtualized processing power used for rendering tasks.

•   data centers mean massive facilities housing the physical servers and equipment that store and process the data used for cloud-based rendering tasks.

•   video card means an electronic component installed in a computer to process and generate images for display on a monitor. Video cards contain a specialized processor (GPU) for graphics processing, along with memory to store visual data;

•    A GPU (Graphics Processing Unit) means a super-charged processor designed to tackle complex calculations quickly.

PROSPECTUS SUMMARY

This summary highlights material information appearing elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus. This summary may not contain all the information you should consider before investing in our common stock. You should carefully read this prospectus in its entirety before investing in our common stock, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

Our management has determined that it is in our best interests to become a reporting company under the Securities and Exchange Act of 1933 as amended (“Exchange Act”), and endeavor to establish a public trading market for our common stock on the OTCQB or OTCQX. Our management believes that establishing a public market: (i) will increase our profile as an active company, giving us greater identity and recognition; and (ii) will make it easier for us to attract capital, which we need to expand our business.

There is no assurance that we will accomplish any of the foregoing goals and prospective investors are cautioned to carefully read the risk factors set forth herein prior to making an investment decision.

Our financial statements have been prepared on a going concern basis which assumes that we will be able to realize our assets and discharge our liabilities and commitments in the normal course of business for the foreseeable future. As of May 31, 2024 we have an accumulated deficit of $146,231, and also had a net loss of $91,409 for the year ended May 31, 2024.

Abbreviations

Unless the context otherwise requires, we use the terms “we”, “us,” “our,” “company,” and “corporation” in this prospectus to refer to Global-Smart.Tech, a Wyoming incorporated entity. Our Chief Executive Officer, Director, Mr. Rodin, Yehor Rodin is referred to herein as “Yehor Rodin”.

Overview

We are a start-up company incorporated on April 15, 2022. The Company began by providing leasing power to clients. Having identified a significant opportunity in the growing cloud rendering market, cloud rendering is now our primary business. Our core strengths lie in possessing video cards and equipment, allowing us to explore various avenues for development. Utilizing our existing equipment for cloud rendering ensures efficient resource allocation and maximizes profitability. This foundation allows us to deliver cloud rendering capabilities effectively. By focusing on this specialty, we can ensure resource optimization. We have no plans to pursue cryptocurrency mining.

Through November 5, 2022, we conducted minimal mining activities internally and mined Ravencoin (RVN) and Ethereum (ETH). We did not engage in external client leasing of mining power.

After a six-month holding period, the Company determined that cryptocurrency did not offer any profitability. Given the lack of significant change in market conditions within that timeframe, a strategic decision was made to transition to cloud rendering as a more viable alternative.

Accordingly, we transitioned away from cryptocurrency mining on November 5, 2022. We currently do not own any crypto assets, and any equipment related to mining that we own is utilized for the purpose of cloud rendering.

We aim to perform operations in cloud rendering, developing a platform for 3D interior designers and visualizers that operates on GPUs. By utilizing the processing power of GPUs, we aim to enable professionals in the design industry to efficiently render intricate designs and produce visually stunning representations.

At present, our activities have been primarily consisting of the incorporation of our Company, the initial equity funding by our officer and sole director, purchasing initial equipment, developing our website https://global-smart.tech/.

Business Strategy

We have expanded our operations to include cloud rendering services, targeting the 3D interior design and visualization market. By utilizing GPUs, we aim to develop a platform that enables 3D interior designers and visualizers in the design industry to efficiently render intricate designs and produce visually stunning representations.

This platform will leverage GPUs to deliver an efficient and high-quality rendering experience. We are actively assessing market conditions and regulatory factors to adapt our business operations accordingly.

Corporate Background

We were incorporated under the laws of the state of Wyoming on April 15, 2022.

Where You Can Find Us

Presently, our Company operates from the address of Yehor Rodin, our officer and sole director, located at Kava b.b., 85320 Tivat, Montenegro. This address serves as our current operational location. Our telephone number is +12052165924.

Our Website

Our website is located at https://global-smart.tech/.

Summary of Risk Factors Applicable to Our Business

Investments in our securities involve a high degree of risk. The occurrence of one or more of the events or circumstances described in the Risk Factors section, alone or in combination with other events or circumstances, could have a material adverse effect on our business, financial condition, and results of operations. In this case, the trading price of our securities may decrease, and you may lose all or part of your investment. Such risks include, but are not limited to:

-	We are at an early stage of development in our new business venture of cloud rendering and currently have limited funding sources.

-	If we fail to effectively manage our growth, our business, financial condition and results of operations would be harmed.

-	We have an evolving business model which is subject to various uncertainties.

-	We may be unable to raise additional capital needed to grow our business.

-	We may not adapt adequately to rapidly evolving technologies, platforms, and regulations associated with cloud rendering, which could harm our business.

-

We cannot predict the outcome of litigation regarding our current and/or future business activities. An adverse decision could have a material negative effect on our business, financial condition, and results of operations.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully read and consider all of the risks described below, together with all of the other information contained or referred to in this prospectus, before making an investment decision concerning our securities. If any of the following events occur, our financial condition, business, and results of operations (including cash flows) may be materially adversely affected. In that event, the market price of our Class A common stock could decline, and you could lose all or part of your investment.

We are at an early stage of development in our new business venture of cloud rendering and currently have limited funding sources.

As of the date of this prospectus, we have installed our rendering equipment. However, we are exposed to the risks and uncertainties associated with new ventures, including the challenges of developing, completing, and selling our services. Our limited history in this new business area makes it difficult to assess our prospects and future activities accurately. If we cannot increase our revenue, we will not be profitable and may be unable to continue our operations.

Our cloud rendering business relies on video cards susceptible to price fluctuations due to supply and demand variations, new releases, and unforeseen events. Higher video card prices could strain margins or force service price increases. Rapid price changes make it difficult to optimize inventory levels.

We are mitigating these risks by adapting purchasing strategies based on market conditions and improving efficiency to potentially reduce video card needs.

In addition, the services we offer are subject to all business risks associated with new ventures. The likelihood of our success must be viewed in light of the challenges, costs, difficulties, complications, and delays frequently associated with business expansion, exposure to a competitive industry, and the continued development of advertising, promotions, and related customer base.

There can be no guarantee that we will operate profitably.

Our financial statements have been prepared on a going concern basis which assumes that we will be able to realize our assets and discharge our liabilities and commitments in the normal course of business for the foreseeable future. As of May 31, 2024 we had an accumulated deficit of $146,231 and also had a net loss of $91,409 for the year ended May 31, 2024.

These factors raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our generating profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. Our management intends to finance operating costs over the twelve months with related party loans and the public issuance of common stock. While we believe that we will be successful in obtaining the necessary financing and generating revenue to fund our operations, meet regulatory requirements and achieve commercial goals, there are no assurances that such additional funding will be achieved and that we will succeed in our future operations.

We are and will be a “controlled company” upon the closing of this offering and, as a result, will qualify for, and intend to rely on, exemptions from certain corporate governance requirements.

We are and will be a “controlled company” upon the closing of this offering since our Chief Executive Officer and Chief Financial Officer Yehor Rodin beneficially owns more than 50% of our total voting power. Following the completion of this offering, Mr. Rodin will own 100% of our outstanding common stock if no shares are sold and 50% of our outstanding common stock if all 5,000,000 shares are sold. Due to this he can make and control corporate decisions that may be disadvantageous to minority shareholders. For so long as we remain a controlled company under this definition, we are permitted to elect to rely on certain exemptions from corporate governance rules.

If we fail to effectively manage our growth, our business, financial condition and results of operations would be harmed.

We are at the development stage and are subject to continuous development and growth, which places significant demands on our leadership and our operational and financial infrastructure.

While we may not grow as we expect, if we fail to effectively manage our growth or develop and expand our management, operational and financial resources and systems, our business and financial results could be materially impacted. We may be unable to effectively manage growth, which could damage our reputation, limit our growth and adversely affect our results of operations.

Additionally, we cannot guarantee that we will successfully identify all new trends and growth potential in this business sector, and we may miss some lucrative opportunities. Such circumstances could have a material adverse effect on our business, prospects, or operations.

The loss of any of our future employees, our inability to execute an effective succession plan, or our inability to attract and retain qualified personnel, could adversely affect our business.

Our success and future growth will largely depend on the skills and services of our future employees.

In addition, if we fail to execute an effective contingency plan or succession due to the loss of any member of our future employees, the loss of such management staff members could provide a significant adverse effect on our business. The loss of our future key management team members could hinder our growth prospects. Our future success also largely depends on our ability to attract, retain and motivate key management and operations personnel. As we continue to develop and expand our operations, we may require personnel with various skills and experience, as well as those well versed in our business and the cloud rendering industry.

The market for highly qualified personnel in this industry is very competitive, and we may not be able to attract such personnel. Should we fail to attract such personnel, our business may be disrupted.

We have an evolving business model which is subject to various uncertainties.

We have an evolving business model that is subject to various uncertainties. As cloud rendering and related technologies continue to advance, we anticipate that services and products in this field will evolve as well. Future regulations may require us to adapt our business practices to fully comply with laws governing cloud rendering, data processing, or the provision of related services to third parties. In order to remain competitive and align with industry developments, our business model may need to evolve over time. We acknowledge that changes to our strategy and aspects of our business model may be necessary. However, we cannot guarantee the success of these modifications or assure that they will not have a negative impact on our business.

We may be unable to raise additional capital needed to grow our business.

We anticipate that we will need to raise significant additional capital to expand our operations, implement our growth strategies and respond to competitive pressures or unforeseen working capital needs. We may not be able to obtain additional debt or equity financing on favorable terms, if at all, which could slow our growth and adversely affect our current operations.

If we raise additional equity financing, our shareholders may face a significant dilution of their ownership interests and the value of our common shares may decline. In addition, if we engage in additional debt financing, debt holders are likely to be given priority over common stockholders in order of payment preference. We may be required to enter into terms that limit our ability to incur additional debt and take other actions, including terms that require us to maintain certain liquidity or other performance that would not otherwise be in the best interest of our shareholders.

We may not adapt adequately to rapidly evolving technologies, platforms, and regulations associated with cloud rendering, which could harm our business.

The cloud rendering industry experiences rapid advancements in technology, new software tools, and evolving best practices. These changes could render our current rendering software, hardware, and methods obsolete, inefficient, or incompatible. Competition in cloud rendering demands constant innovation and adoption of the latest technologies to maintain performance and attract clients. We might face challenges successfully integrating these new technologies into our workflow quickly and cost-effectively. This process could lead to system disruptions, compatibility issues, and potential write-offs of existing infrastructure investments. The methods, rules, and access to cloud rendering platforms can change rapidly due to updates, regulations, or platform decisions. This volatility could make our current rendering techniques or platforms outdated or unusable, impacting our service delivery and potentially harming our business reputation. Failure to adapt to these changes could negatively impact our operations, financial performance, and the value of our investments.

We may face risks related to the assertion of jurisdiction by U.S. and foreign regulators and other government entities over cloud rendering platforms and markets.

Increased scrutiny and potential regulation of cloud rendering platforms and technology by U.S. and foreign governments could create uncertainties for our business. Evolving regulations and unclear legal frameworks around cloud rendering practices could impact our operations and require significant adjustments. Meeting diverse and potentially conflicting regulations across different jurisdictions could be resource-intensive and complex. Non-compliance with regulations could lead to fines, penalties, and operational disruptions. Regulatory actions or policy shifts could trigger market fluctuations, impacting client demand and our overall financial performance. Lack of global consensus and coordination among regulators could hinder our ability to operate seamlessly across borders, limiting market reach and client access.

We are subject to a highly-evolving regulatory landscape and any adverse changes to, or our failure to comply with, any laws or regulations could adversely affect our business, prospects or operations.

Our business is subject to a wide range of laws, regulations, and industry standards governing areas like data privacy, cybersecurity, intellectual property, and consumer protection. Many of these frameworks were designed before the advent of cloud computing and may not fully address the unique challenges posed by this technology. The legal and regulatory landscape for cloud rendering is constantly evolving, with updates, interpretations, and potential conflicts across local, state, federal, and international jurisdictions. This creates significant uncertainty and compliance challenges for our business. We must constantly interpret and apply complex and sometimes ambiguous regulations, and there is a risk that government authorities or regulators may disagree with our interpretations. Non-compliance with relevant laws or regulations could expose us to substantial financial penalties, operational disruptions, and reputational damage. Increased scrutiny of the cloud rendering industry by regulatory bodies further amplifies the potential for stricter regulations and enforcement actions in the future. This could impose additional compliance burdens and limit our operational flexibility.

We cannot predict the outcome of litigation regarding our current and/or future business activities. An adverse decision could have a material negative effect on our business, financial condition, and results of operations.

We are not involved in litigation, claims, and litigation arising in connection with our business activities, including disputes with hardware and software suppliers.

We are dependent on third-parties to acquire cloud rendering resources, and the failure to properly manage these relationships, or the failure of these parties to operate appropriately, could have a material adverse effect on our business, prospects, or operations.

We currently rely on third- parties like GPU servers to connect us with cloud rendering resources. This introduces a dependency on their performance and ability to find suitable options.

Third-party malfunctions or failures could cause service disruptions, impacting our ability to deliver projects on time. High demand for cloud rendering resources might create shortages, limiting our ability to secure adequate capacity for client projects. Increased competition for resources could lead to prioritizing other clients over us, potentially delaying or hindering our project fulfillment. Limited resource availability and competition could drive up prices, impacting our project costs and profitability. We cannot guarantee the continued availability or performance of our third-parties, nor their ability to meet our specific needs at competitive prices. Finding and replacing a suitable alternative party could be time- consuming and costly. Any delays, interruptions, or cost increases could adversely affect our business, prospects, or operations.

If we were deemed to be an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), applicable restrictions could make it impractical for us to continue our business as currently contemplated and could have a material adverse effect on our business, financial condition and results of operations.

Under Sections 3(a)(1)(A) and (C) of the Investment Company Act, a company generally will be deemed to be an “investment company” for purposes of the Investment Company Act if (i) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (ii) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We do not believe that we are an “investment company,” as such term is defined in either of those sections of the Investment Company Act.

Additionally, we believe that we are not engaged in the business of investing, reinvesting, or trading in securities, and we do not hold ourselves out as being engaged in those activities.

The so-called “penny stock rule” could make it cumbersome for brokers and dealers to trade in our common stock, making the market for our common stock less liquid, which could cause the price of our stock to decline.

Trading our common stock on the OTCQB or OTCQX may be subject to certain provisions of the Securities Exchange Act of 1934, commonly referred to as the "penny stock" rule. A penny stock is generally defined as any equity security with a market price of less than $5.00 per share, subject to certain exceptions. If our stock is deemed to be a penny stock, trading in our stock will be subject to additional sales practice requirements on broker-dealers. These may require a broker-dealer to:

•	make an extraordinary suitability determination for purchasers of our shares;
•	receive the purchaser's written consent to the transaction prior to the purchase; and
•	deliver to a prospective purchaser of our stock, prior to the first transaction.

Consequently, penny stock rules may restrict broker-dealers' ability to trade and/or maintain a market in our common stock. Also, prospective investors may not want to get involved with the additional administrative requirements, which may adversely affect the trading of our shares.

The regulation of penny stocks by the SEC and FINRA may discourage the tradability of the Company's securities.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer.

For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

Because our office and assets are located outside of the United States and Yehor Rodin, our sole director and officer, resides outside of the United States, it may be difficult for an investor to enforce any right based on U.S. federal securities laws against us and/or Mr. Rodin, or to enforce a judgment rendered by a United States Court against us or Mr. Rodin.

Our principal operations and assets are located outside of the United States, and Yehor Rodin, our sole officer and director is a non-resident of the United States.

Therefore, it may be difficult to effect service of process on Mr. Rodin in the United States, and it may be difficult to enforce any judgment rendered against Mr. Rodin. As a result, it may be difficult or impossible for an investor to bring an action against Mr. Rodin, in the event that an investor believes that such investor’s rights have been infringed under the U.S. securities laws, or otherwise.

Additionally, because our assets are located outside of the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

THE OFFERING

THE OFFERING

Common Stock offered by this offering	5,000,000 Common Stock Shares

Common Stock outstanding before the offering	5,000,000 Common Stock Shares

Common Stock outstanding after the offering	10,000,000 Common Stock Shares

Terms of the Offering	Our President, Yehor Rodin, will sell the 5,000,000 shares of common stock on behalf of the Company, upon effectiveness of this registration statement, on a BEST-EFFORTS basis.

Termination of the Offering	Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 345 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Trading Market	There is currently no market for our securities. Our common stock is not currently listed for trading on any exchange. It is our intention to seek quotation on the OTCQX or OTCQB but an application to trade our common stock has not been filed by a market maker on our behalf as of the date of this prospectus. There can be no assurance that our common stock will be approved for trading on the OTCQX or OTCQB, or any other trading exchange.

Use of Proceeds

We intend to use the gross proceeds to us for developing and promoting our intended platform, advertising, marketing costs, and offering expenses. More detailed information is contained in ‘Use of Proceeds’ section.

Subscriptions	All subscriptions once accepted by us are irrevocable.

Registration Costs	We estimate our total offering registration costs to be approximately $12,000.

Reasons for Conducting this Offering and Filing an S-1 Registration Statement	We are filing an S-1 Registration Statement to become an SEC reporting company.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 13.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Information in this prospectus includes "forward-looking statements". All statements, besides statements of historical fact included in this prospectus, regarding our strategy, future performance, financial position, expected income and losses, projected costs, management's prospects, plans and objectives, are forward- looking. As used in this prospectus, the words "could", "believe", "anticipate", "intend", "estimate", "expect", "project" and similar expressions are intended to refer to forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and information currently available about the results and timing of future events. You should be aware of the risk factors and other cautionary statements described in the Risk Factors section when considering forward-looking statements. These forward-looking statements are based on management's current opinion and currently available information regarding the outcome and timing of future events. The following factors, among others, could cause our actual results and performance to differ materially from the results and performance projected in, or implied by, the forward-looking statements:

Forward-looking statements may include statements about:

•	the business strategy;
•	the financial strategy, liquidity and capital required for our operations;
•	the ability to respond to price fluctuations and rapidly changing technologies;
•	the dependence on the level of demand and financial performance of the cloud rendering industry;
•	the ability to procure necessary equipment for cloud rendering services;
•	the ability to raise capital to finance business growth;
•	the ability to maintain relationships with our third-party suppliers;
•	the ability to obtain cost-effective infrastructure and resources;
•	the ability to retain management and key personnel;
•	the impact of global economic conditions and any resulting changes in demand for cloud rendering services;
•	our future operating results; as well as
•	our plans, goals, expectations and intentions.

We caution that these forward-looking statements are subject to all risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include but are not limited to price volatility, lack of necessary equipment and services, lack of essential resources, environmental risks, operational risks, regulatory changes, cash flow and access to capital, the timing of capital expenditures, and other risks described in the "Risk Factors" section.

Should one or more of the risks or uncertainties described in this prospectus arise, or if the underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

Except as otherwise required by applicable law, we disclaim any obligation to update forward-looking statements, all of which are expressly outlined in the statements in this section, to reflect events or circumstances after the date of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC for the purpose of offering and selling shares of our common stock. We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement, or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We have not taken responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus.

You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.” Unless the context indicates otherwise, references in this prospectus to the “Company,” “we,” “us,” “our” and similar terms refer to Global-Smart.Tech and its consolidated subsidiaries.

SUMMARY

The following summary highlights information contained in more detail elsewhere in this prospectus. This summary is not complete and does not contain all the information that should be considered when making an investment decision. You should read this entire prospectus carefully before investing in our common stock. You should carefully review our financial statements, related notes, and the section titled "Risk Factors."

Business Overview

We are an emerging technology company incorporated under the laws of the state of Wyoming on April 15, 2022. As part of our business evolution, we are focusing on expanding our operations in cloud rendering. Our primary objective is the development of an advanced platform dedicated to 3D interior designers and visualizers. Leveraging the power of GPUs, our platform aims to transform the rendering process, delivering exceptional performance and revolutionizing the industry.

Emerging Growth Company Status

Our revenues do not exceed $1.235 billion, we do not plan to issue more than $1 billion in non-convertible debt in a three-year period, and the market value of our common stock that is held by non-affiliates does not exceed $700 million. Therefore, we are defined as an “emerging growth company” under the Jumpstart Our Business Startups (“JOBS”) Act. We will retain “emerging growth company” status until the earliest of:

-	The last day of the fiscal year during which our annual revenues are equal to or exceed $1 billion;

-	The last day of the fiscal year following the fifth anniversary of our first sale of common stock pursuant to a registration statement filed under the Securities Act of 1933, as amended, which we refer to in this document as the Securities Act;

The date on which we have issued more than $1 billion in nonconvertible debt in a previous three-year period; or

-	The date on which we qualify as a large accelerated filer under Rule 12b-2 adopted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (i.e., an issuer with a public float of $700 million that has been filing reports with the U.S. Securities and Exchange Commission (“SEC”) under the Exchange Act for at least 12 months).

As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to SEC reporting companies.

For so long as we remain an emerging growth company we will not be required to:

-	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Wall Street Reform and Consumer Protection Act of 2002;

-	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

-	submit certain executive compensation matters to stockholder non-binding advisory votes;

-	submit for stockholder approval golden parachute payments not previously approved; and

-	disclose certain executive compensation related items, as we will be subject to the scaled disclosure requirements of a smaller reporting company with respect to executive compensation disclosure.

Pursuant to Section 107(b) of the JOBS Act, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of The JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

As a result, our financial statements may not be comparable to companies that comply with public company effective dates. Section 107 of the JOBS Act provides that our decision to opt into the extended transition period for complying with new or revised accounting standards is irrevocable. If we remain a smaller reporting company, we may be required to present only two years of financial statements in future filings.

	USE OF PROCEEDS
If 5,000,000 shares (100%) are sold: Next 12 months
Planned Actions		Estimated Cost to Complete
Advertising and Marketing Costs		$18,000
Equipment		$95,000
Facilities		$20,000
Website Development		$2,000
Offering Expenses		$12,000
Other Expenses		$3,000
TOTAL		$150,000
	28

If 3,750,000 shares (75%) are sold: Next 12 months
Planned Actions	Estimated Cost to Complete
Advertising and Marketing Costs	$13,000
Equipment	$70,000
Facilities	$15,000
Website Development	$1,500
Offering Expenses	$12,000
Other Expenses	$1,000
TOTAL	$112,500

If 2,500,000 shares (50%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Advertising and Marketing Costs	$8,000
Equipment	$45,000
Facilities	$8,000
Website Development	$1,000
Offering Expenses	$12,000
Other Expenses	$1,000
TOTAL	$75,000

If 1,250,000 shares (25%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Advertising and Marketing Costs	$5,000
Equipment	$15,000
Facilities	$4,000
Website Development	$500
Offering Expenses	$12,000
Other Expenses	$1,000
TOTAL	$37,500

This expected use of our net proceeds from our offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and of our actual expenditures may vary significantly depending on numerous factors, including any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds of this offering.

DETERMINATION OF OFFERING PRICE

The public offering price of the shares was determined by our board of directors. The principal factors considered in determining the public offering price of the common stock included:

The public offering price of the shares was determined by our board of directors. The principal factors considered in determining the public offering price of the common stock included:

-	the information in this prospectus and otherwise available to our board;
-	the history and the prospects for the industry in which we compete;
-	the ability of our management;
-	the prospects for our future earnings;
-	the present state of our development and our current financial condition;
-	the general condition of the economy and the securities markets in the United States at the time of this offering;
-	the recent market prices of, and the demand for, publicly-traded securities of generally comparable companies; and
-	other factors as were deemed relevant.

DILUTION

The price of the current offering is fixed at $0.03 per common share. This price is significantly higher than the price paid by our sole director and officer for common equity since our inception to April 15, 2022. Mr. Rodin, our sole officer and director, owns 5,000,000 common shares with the price of $0.001 per share.

As of May 31, 2024, the historical net tangible book value was $(141,228), or approximately $(0.03) per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of May 31, 2024.

Assuming completion of the offering, there will be up to 10,000,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Percent of Shares Sold from Maximum Offering Available	25%	50%	75%	100%
Offering price per share	$0.03	$0.03	$0.03	$0.03
The historical net tangible book value	$(141,228)	$(141,228)	$(141,228)	$(141,228)
Post offering net tangible book value	$(103,728)	$(66,228)	$(28,728)	$8,772
Post offering net tangible book value per share	$(0.02)	$(0.01)	$(0.00)	$0.00
Pre-offering net tangible book value per share	$(0.03)	$(0.03)	$(0.03)	$(0.03)
Increase (Decrease) in net tangible book value per share after offering	$0.01	$0.02	$0.02	$0.03
Dilution per share	$0.05	$0.04	$0.03	$0.03
% dilution	155.32%	129.43%	110.94%	97.08%
Capital contribution by purchasers of shares	$37,500	$75,000	$112,500	$150,000
Capital Contribution by existing stockholders	$5,000	$5,000	$5,000	$5,000
Percentage capital contributions by purchasers of shares	88.24%	93.75%	95.74%	96.77%
Percentage capital contributions by existing stockholders	11.76%	6.25%	4.26%	3.23%
Gross offering proceeds	$37,500	$75,000	$112,500	$150,000
Anticipated net offering proceeds	$25,500	$63,000	$100,500	$138,000
Number of shares after offering held by public investors	1,250,000	2,500,000	3,750,000	5,000,000
Total shares issued and outstanding	6,250,000	7,500,000	8,750,000	10,000,000
Purchasers of shares percentage of ownership after offering	20.00%	33.33%	42.86%	50.00%

EXPENSES OF REGISTRATION

We are bearing all costs relating to the registration of the shares of common stock offered hereby. These expenses are estimated to be $12,000.

DIVIDEND POLICY

We have never declared dividends or paid cash dividends on our common stock and our board of directors does not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

PLAN OF DISTRIBUTION

Terms of the Offering

The Offering is a direct public offering being conducted on a self-underwritten, “best efforts” basis, which means (i) we will not use the services of an underwriter and our executive officer and director will attempt to sell the shares directly to investors; and (ii) there is no minimum number of shares must be sold. Our executive officer and director will reach out to personal contacts such as family, friends and acquaintances and may conduct investment presentations in the form of a roadshow at various investor conferences. The Company has not conducted any written communications to date. Our executive officer and director will not receive commissions or any other remuneration from any sales of shares in this offering.

In offering the shares on our behalf, our executive officers and director will rely on the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Exchange. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in the sale of the securities of such issuer.

Our executive officer and director meets the conditions of the Rule 3a4-1 exemption, as: (a) he is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act;

(b) he will not be compensated in connection with their participation in the direct public offering or resale offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities; and (c) he will not be associated persons of a broker or dealer at the time of their participation in the direct public offering and resale offering. Further, our officers and director: (a) at the end of the offerings, will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities; (b) is not, nor has been within the preceding twelve (12) months, a broker or dealer, and he is not, nor has he been within the preceding twelve (12) months, an associated person of a broker or dealer; and (c) he has not participated in another offering of securities pursuant to the Exchange Act Rule 3a4-1 in the past twelve (12) months and he has not and will not participate in selling an offering of securities for any issuer more than once every twelve (12) months other than in reliance on the Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Offering Period and Expiration Date

The shares will be offered for sale for a period of three hundred and forty-five (345) days from the date of this prospectus, unless extended by our board of directors for a period or periods of up to an aggregate of an additional ninety (90) days.

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his/her securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. Prior to this Offering, no public market has existed for our common stock.

Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB tier or OTCQX tier of the OTC Markets operated by the OTC Markets Group, Inc. There is no assurance that the shares will ever be quoted on the OTCQB or OTCQX. To be quoted on the OTCQB or OTCQX, a market maker must apply to make a market in our common stock. As of the date of this prospectus, we have not made any arrangement with any market makers to quote our shares.

The securities traded on the OTC Markets are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our common stock is ultimately quoted on the OTCQB or OTCQX, a purchaser of our common stock may not be able to resell their shares. Broker-dealers may be discouraged from effecting transactions in our common stock because they will be considered penny stocks and will be subject to the penny stock rules: Rules 15g-1 through 15g-9 promulgated under the Exchange Act which imposes sales practice and disclosure requirements on FINRA broker-dealers who make a market in a “penny stock.” A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt.

A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market liquidity of the common stock and impede the sale of our common stock in the secondary market, assuming one develops.

Procedures for Subscribing

If you decide to subscribe for any shares in this Offering, you must:

-	execute and deliver a subscription agreement (the “Subscription Agreement”); and
-	deliver the subscription price to us by cashier’s check or wire transfer of immediately available funds.

The Subscription Agreement requires you to disclose your name, address, social security number (if applicable), email address, number of shares you are purchasing, and the price you are paying for your shares.

Acceptance of Subscriptions

Upon our acceptance of a subscription and receipt of full payment, and subject to the timing qualification set forth above, we shall countersign the Subscription Agreement and issue a stock certificate along with a copy of the Subscription Agreement.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within three (3) business days after we receive them.

DESCRIPTION OF SECURITIES

	Authorized and Issued Stock Number of Shares on September 6, 2024
Title of Class	Authorized	Outstanding

Common stock, $0.001 par value per share	75,000,000	5,000,000

Common stock

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Wyoming for a more complete description of the rights and liabilities of holders of the Company’s securities.

Voting Rights.

Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the director at a given meeting and the minority would not be able to elect any director at that meeting.

Preemptive Rights.

Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights.

We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking Company to provide assets for any buy back.

Conversion Rights.

Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Limitations on Stockholder Actions

Our officers and director are indemnified as provided by the Wyoming Revised Statutes and by our Bylaws. Under the Wyoming Revised Statutes, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company’s Articles of Incorporation. Our Articles of Incorporation do not specifically limit our director’s immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct. Our Bylaws provide that we will indemnify our director and officers to the fullest extent not prohibited by Wyoming law; provided, however, that we may modify the extent of such indemnification by individual contracts with our director and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification:

(a)	is expressly required to be made by law,

(b)	the proceeding was authorized by our Board of Directors,

(c)	is provided by us, in our sole discretion, pursuant to the powers vested in us under Wyoming law or

(d)	is required to be made pursuant to the Bylaws. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our director, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

Admission to Quotation on the OTC Markets

If and when the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Markets. There is no assurance that the Company will ever meet such qualifications. The OTC Markets differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges. To qualify for quotation on the OTC Markets, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks.

Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

The Company has not paid any dividends to date. The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends in the foreseeable future.

INTEREST OF NAMED EXPERTS

Haddan & Zepfel LLP is passing upon the legality of the shares offered under this registration statement.

Our financial statements for the period ended May 31, 2024 included in this prospectus and the registration statement have been audited by Mac Accounting Group & CPAs, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Our financial statements for the period ended May 31, 2023 included in this prospectus and the registration statement have been audited by FRUCI & ASSOCIATES II, PLLC, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

Business

We are a start-up company incorporated on April 15, 2022. The Company was initially established with a primary focus on providing leasing power to clients. Through November 5, 2022, we conducted minimal mining activities internally and mined Ravencoin (RVN) and Ethereum (ETH) but we never engaged in external client leasing of mining power. Having identified a significant opportunity in the growing cloud rendering market, cloud rendering is now our primary business. Our core strengths lie in possessing video cards and equipment, allowing us to explore various avenues for development. Utilizing our existing equipment for cloud rendering ensures efficient resource allocation and maximizes profitability. This foundation allows us to deliver cloud rendering capabilities effectively.

By focusing on this specialty, we can ensure resource optimization. We aim to perform operations in cloud rendering, developing a platform for 3D interior designers and visualizers that operates on GPUs. By utilizing the processing power of GPUs, we aim to enable professionals in the design industry to efficiently render intricate designs and produce visually stunning representations.

Cloud Rendering

A cloud rendering idea refers to the concept of utilizing cloud computing resources to perform rendering tasks. Traditional rendering methods often require substantial investments in expensive hardware and software, which can be cost-prohibitive. Moreover, rendering large-scale projects within reasonable timeframes can be time-consuming, hindering productivity and delaying project completion.

By utilizing cloud services, users can avoid investing in expensive hardware and infrastructure dedicated solely to rendering. Instead, they can pay for the computing resources used on a pay-as-you-go basis. Rendering tasks can be offloaded to remote servers or data centers that have high-performance computing capabilities. The cloud provides the flexibility to allocate more resources when needed and scale them down when the task is complete. By leveraging the computational power of the cloud, multiple rendering jobs can be processed simultaneously, leading to quicker results. Our cloud rendering solution aims to focus on a flexible and cost-effective alternative to these challenges. By utilizing our proprietary cloud- based infrastructure, designers and visualizers will be able to offload their rendering tasks to our high- performance servers, freeing up their local hardware resources and reducing rendering times significantly. We intend to handle render-intensive projects of any size, providing our clients with the power they need when they need it.

We plan our platform to have an up-to-date rendering infrastructure designed to deliver fast and high- quality results. As part of our future potential, we envision integrating with industry-standard software such as Software 3ds Max and Blender. This integration will empower our clients to streamline their project workflows efficiently.

Both 3ds Max and Blender support a wide range of file formats for importing and exporting. Users can create assets in one software and export them as a compatible file format (such as FBX or OBJ) to import into the other software. This allows to transfer models, textures, animations, and other assets between the two programs.

We plan to utilize GPUs to operate our platform. GPUs are highly specialized processors designed to handle complex mathematical calculations and graphics rendering tasks. This capability allows them to handle computationally intensive tasks much faster than traditional CPUs (Central Processing Units). By harnessing the power of GPUs, our platform can process data and execute operations more quickly, resulting in improved performance. They can handle complex rendering tasks, deliver smooth graphics, and provide a better user experience.

Targeting 3D designers and visualizers as our primary audience, our cloud rendering service aims to empower individuals, design studios, and creative agencies to bring their visions to life with exceptional visual quality. Whether it's architectural visualization, product design, animation, or gaming, our platform provides the rendering capabilities needed to produce stunning visuals efficiently.

By harnessing the power of cloud computing, we plan to offer scalable and cost-effective solutions. Through continuous innovation and a customer-centric approach, we are poised to enhance the way 3D designs are rendered, providing our clients with a competitive edge and empowering them to unleash their creative potential.

Our existing business plan for mining has been re-evaluated to identify opportunities within the cloud rendering space. The high-performance computing (HPC) equipment originally acquired for mining was effectively repurposed to deliver cloud rendering services. Please refer to the section Third-Party Agreements.

Revenue Model and Strategy

By the end of 2024, we intend to generate revenue primarily through the sale of tariff plans for our cloud rendering services.

To select the tariff plan that best fits client’s requirements, they are required to contact our team to subscribe and submit their project. This allows us to choose the right tariff plan according to their project and the cloud rendering power needed. When estimating a project, we assess the required number of hours and capacity necessary to fulfill the client's needs. The tariff plans may vary depending on the number of video cards used to produce power (10, 25 and 40 video cards), as well as the time needed for rendering with a minimum option of 5 hours. Clients can contact us using the information provided in the "Contacts" section on our website (https://global-smart.tech/contacts/). After determining the project scope, the client proceeds with the payment. Once payment is received, we deliver the completed project, following the rendering process, to the client via the email address provided in the form.

Our primary target customers include 3D interior designers and visualizers in the design industry. We aim to offer a range of flexible and competitive pricing options to attract clients and maximize revenue potential. This revenue stream will be a key driver of our financial growth and sustainability in the foreseeable future.

Competition in the Industry

The Company faces competition from cloud rendering service providers that offer similar features and target the same customer base. These competitors include companies with a focus on:

-	High-performance rendering for animation and visual effects studios.
-	Scalable rendering solutions for architects and product designers.
-	Cost-effective rendering options for individual creators and small businesses.

We face competition from established players in the cloud rendering market, such as Fox Renderfarm.

Intellectual Property

We do not currently own any patents in connection with our existing and planned cloud rendering related operations.

Other

As of the date, the Company has not sought nor obtained any governmental approval for our principal products or services.

Our products and services are designed and developed in compliance with all applicable laws and regulations, and we continuously monitor regulatory requirements to ensure ongoing compliance. At this time, we do not anticipate any need for governmental approval of our principal products or services.

We are committed to operating our business in accordance with all applicable environmental regulations.

Evolution of Business Operations

The Company initially focused on mining operations, aiming to establish a presence in the crypto asset ecosystem and introduce crypto assets through mining operations in Europe. However, considering the significant risks associated with the cryptocurrency industry, the Company made the decision to switch to the new business of cloud rendering.

Through November 5, 2022, we conducted minimal mining activities internally and mined Ravencoin (RVN) and Ethereum (ETH). We did not engage in external client leasing of mining power. We transitioned away from cryptocurrency mining on November 5, 2022.

After a six-month holding period, the Company determined that cryptocurrency did not offer any profitability. Given the lack of significant change in market conditions within that timeframe, a strategic decision was made to transition to cloud rendering as a more viable alternative.

We currently do not own any crypto assets, and any equipment related to mining that we own is utilized for the purpose of cloud rendering.

As part of our previous operations, we developed a website (https://global-smart.tech/) that intended to serve as a platform for our services.

Property and Equipment

The Company owns and operates a full infrastructure of cloud rendering equipment to support its rendering services. The following is a summary of the key equipment utilized:

-	A dedicated container for cloud rendering infrastructure;
-	125 individual graphic card frames;
-	Video Cards: 16 Video cards red devil 6800xt; 1,200 MSI RX470 8GB Mining.

Third-Party Agreements

Prior to the current business model, the Company entered into an Equipment Purchase Agreement with Arvutikeskus OÜ for purchase of 16 pieces Sapphire Pulse Radeon RX 6800 XT Gaming OC for a hash rate capacity of approximately 315 GH/s, which resulted in a total capacity of 1,008 GH/s. The Agreement was dated May 9, 2022. On August 26, 2022 the Company entered into a Purchase Agreement with Arvutikeskus OÜ for purchase of MSI RX470 8GB Mining in the amount of 1,200 units. The part of equipment has been put in use in August, 2023 and is utilized specifically for performing cloud rendering services.

Employees

As of May 31, 2024, Global-Smart.Tech Inc. had no employees, other than our sole officer and director, Yehor Rodin.

LEGAL PROCEEDINGS

We are not involved in any legal proceedings; however, from time to time, we may be concerned in various legal proceedings and legal proceedings arising in the course of our business. Litigation is subject to inherent uncertainties, and sometimes, there may be adverse effects on some issues that could be detrimental to our business. We are unaware of any such litigation or claims that we believe will negatively affect our business, financial condition, or results of operations. There is no public market for our Common Shares. We cannot guarantee that the shares offered will have a market value, that they can be resold at the suggested price if and when an active secondary market may develop, or that a public market for our securities can be maintained even if it develops. The absence of a public market for our shares will make it difficult for you to sell your shares. We intend to supply to the OTC Markets, through a market maker that is a licensed broker dealer, to allow the trading of our Common Stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes appearing elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. You should read the sections titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements” for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Plan of Operations

We have revised our plan of operations to focus on our current business of cloud rendering. We believe that revenue growth and long-term profitability can be achieved in the year 2024 and beyond by ensuring the technical performance of our cloud rendering platform remains highly cost-effective. As we continue to expand, the gradual growth of our cloud rendering will provide opportunities to increase revenue from the sale of rendering capacities.

By the end of 2024, we intend to generate revenue primarily through the sale of tariff plans for our cloud rendering services. To select the tariff plan that best fits client’s requirements, they are required to contact our team to subscribe and submit their project. This allows us to choose the right tariff plan according to their project and the cloud rendering power needed. When estimating a project, we assess the required number of hours and capacity necessary to fulfill the client's needs. The tariff plans may vary depending on the number of video cards used to produce power (10, 25 and 40 video cards), as well as the time needed for rendering with a minimum option of 5 hours. Clients can contact us using the information provided in the "Contacts" section on our website (https://global-smart.tech/contacts/). After determining the project scope, the client proceeds with the payment. Once payment is received, we deliver the completed project, following the rendering process, to the client via the email address provided in the form.

Our primary target customers include 3D interior designers and visualizers in the design industry. We aim to offer a range of flexible and competitive pricing options to attract clients and maximize revenue potential. This revenue stream will be a key driver of our financial growth and sustainability in the foreseeable future.

The proceeds from the offering will be used for the following purposes, with the allocation amount increasing as we reach higher funding targets:

-	Estimated Time: 1-2 months:
-	Website Development: from USD 500 to USD 2,000.
-	Offering Expenses: USD 12,000.
-	Other essential expenses: from USD 1,000 to USD 3,000.
-	Estimated Time: 3-4 months:

-     In addition to the items listed above for minimum funding, the following will be implemented:

-	Marketing & Advertising: from USD 5,000 to USD 18,000.
-	Estimated Time: 6-12 months:

-     In addition to the items listed above for increased funding, the following will be implemented:

-	Equipment: from USD 15,000 to USD 95,000.
-	Facilities: from USD 4,000 to USD 20,000.

Results of Operations

We have generated revenue in amount of $14 since inception on April 15, 2022.

Total expenses for year ended May 31, 2024 and May 31, 2023 $91,409 and $53,994, respectively, which were comprised of bank service charges, delivery expenses, depreciation expense and professional fees of the Company.

Operating Expenses

Our operating expenses for year ended May 31, 2024 and 2023 were $91,409 and $53,994, respectively.

Revenues

We have generated revenue in amount of $14 since inception on April 15, 2022.

We expect to start generating revenue through the sale of tariff plans for our cloud rendering services by the end of 2024.

Interest Income

The Company had no interest income to report.

Net Loss

The Company recorded a net loss of $91,409 and $54,042 for the year ended May 31, 2024 and 2023, respectively.

LIQUIDITY AND CAPITAL RESOURCES

As of May 31, 2024, we had no current assets. In the opinion of our management, additional funding is required to meet our development goals for the next twelve months.

The estimated funds are required for the next twelve-month period (beginning following the successful completion of our offering per the Registration Statement filed on form S-1, (the “Offering”) is approximately $12,000 (as detailed in the section Use of Proceeds), which we expect to raise from the sale of our shares in our Offering. The period of time during which we will be able to satisfy our cash requirements depends on how quickly our Company can generate revenue and how much revenue can be generated.

While there are currently no guarantees, we expect to be able to generate revenue primarily through the sale of tariff plans for our cloud rendering services by the end of 2024.

We have generated revenue in amount of $14 since inception on April 15, 2022. We will require additional funds to implement our plans. These funds may be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We will also need more funds if the operations of our cloud rendering platform cost more than we have budgeted.

We will also require additional financing to sustain our business operations if we are not successful in earning revenues. We currently do not have any such arrangements following the Offering for further financing and we may not be able to obtain financing when required.

Our future depends upon our ability to obtain further financing, the successful operations of business, a successful marketing and promotion program, attraction, and, further in the future, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. If we are not able to raise any funds in the Offering, we will not have sufficient capital to carry out our business plan as planned and will likely lack the funds to operate our business at all. We will require additional funds to maintain our reporting status with the SEC and remain in good standing with the state of Wyoming.

There is no guarantee that we will be able to obtain the additional funds necessary to continue our activities.

Operational Cash Flows

We had operating cash outflows of $17,211 in the year ended May 31, 2024 and $21,115 during the year ended May 31, 2023. The primary allocation of cash has been directed towards general working capital needs, reflecting the ongoing operational requirements of the business.

Financing Cash Flows

During the year ended May 31, 2024 Mr. Rodin advanced an additional $17,211 therefore as of May 31, 2024 total advances under the loan agreement were $405,091.

We can make no assurances these required funds will be available on favorable terms, if at all. If additional capital is raised through the sale of equity or convertible debt securities, the issuance of such securities would result in dilution to our existing stockholders. Additionally, these conditions may increase costs to raise capital and/or result in further dilution. Our failure to raise capital when needed would adversely affect our business, financial condition and results of operations, and could force us to reduce or cease our operations.

We believe that we will be able to meet the costs of growth and public reporting with funds generated from operations and additional amounts generated through debt and equity financing, although management believes that the required financing to fund product development and increasing inventory levels can be secured at terms satisfactory to the Company, there is no guarantee these funds will be made available, and if funds are available, that the terms will be satisfactory to the Company. Management believes that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about our operating results and financial condition. Some of the critical accounting estimates are detailed below.

Investing Cash Flows

In summary, investing cash flows represent the cash flows resulting from a Company's acquisition or disposal of long-term assets and investments. They provide investors with insights into a Company's investment activities and its commitment to long-term growth and value creation. Analyzing these cash flows helps investors make informed decisions about the Company's financial health and future prospects.

We acquired significant computer equipment for a total cost of $346,408 for the year ended May 31, 2023. Presently, the equipment is located in Montenegro. We used $0 in investing activities during the year ended May 31, 2024.

Going Concern

We have an accumulated deficit of $146,231 as of May 31, 2024 and have completed only the preliminary stages of our business plan.

We anticipate incurring additional losses before realizing any revenues and will depend on additional financing in order to meet our continuing obligations and ultimately, to attain profitability. Our ability to obtain additional financing, whether through the issuance of additional equity or through the assumption of debt, is uncertain. Accordingly, our financial statements for the period ended May 31, 2024 include an explanatory paragraph regarding concerns about our ability to continue as a going concern, including additional information contained in the notes to our financial statements describing the circumstances leading to this disclosure. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business.

Critical Accounting Estimates and New Accounting Pronouncements

We do not expect the adoption of any recently issued accounting pronouncements to have a significant impact on our net results of operations, financial position, or cash flows.

Off-Balance Sheet Arrangements

As of May 31, 2024, we had no material off-balance sheet arrangements. In the ordinary course of business, we may enter into agreements with third parties that include indemnification provisions that we believe are normal and customary for companies in our industry. These agreements are likely to be entered into with business partners and suppliers. Subject to these agreements, we generally agree to indemnify, hold harmless, and indemnify the indemnified parties for losses incurred or suffered by the indemnified parties concerning our candidate products, using such candidate products, or other actions are taken or omitted by us. There is no limit to the maximum possible amount of future payments we may require under these indemnification provisions. In the ordinary course of business, we may encounter problems or events that may give rise to contingent liability. They are usually related to lawsuits, claims, environmental actions or actions of various regulatory bodies. We consult with an attorney and other relevant experts to assess the claim.

Suppose, in our opinion, we have incurred a probable loss in accordance with generally accepted accounting principles in the United States. In that case, the loss is estimated, and the corresponding accounting entries are reflected in our financial statements.

Impact of Inflation

The business will have to absorb any inflationary increases on development costs in the short-term, with the expectation that it will be able to pass inflationary increases on costs on to our customers through price increases on the release of these new/enhanced products into the market and hence the management do not expect inflation to be a significant factor in our business.

Recent Events

Management has reviewed subsequent events through the date of this filing. Management is unaware of any material events after the balance sheet date that could have a material effect on the financial statements and require adjustment or disclosure other than those already included.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CORPORATE GOVERNANCE

Executive Officers and Directors

The following table lists the names, ages, and positions of the individuals serving as director and executive officers of our Company as of May 31, 2024

Yehor Rodin President, Director, Treasurer and Secretary

Name	Age	Position(s)	Director Since
Yehor Rodin	37	President, Director, Treasurer and Secretary	April 15, 2022

Mr. Rodin has served as President, Director, Treasurer and Secretary of the Board of Directors since the incorporation of Global-Smart.Tech on April 15, 2022. He has been responsible for overseeing all of its operations, including managing the intellectual property portfolio and information technology.

Mr. Rodin's expertise stems from his educational background in Automation and Computer-Integrated Technologies, which he earned from Odesa National Maritime Academy in 2010. He has been self- employed since 2012, operating in various areas of the crypto industry, such as cryptocurrency investment, blockchain, Bitcoin fundamentals, and cryptocurrency algorithmic trading.

In the last six years, Mr. Rodin has been investing in cryptocurrency and has been involved in developing mining equipment integration systems and mining equipment cooling systems, as well as consulting for national and international crypto start-ups. With ten years of experience working with digital currencies, he brings to Global-Smart.Tech a wealth of knowledge in mining, digital resource security, and investment solutions in the cryptocurrency sector.

During the past ten years, Mr. Rodin has not been the subject to any of the following events:

1.  Any bankruptcy petition filed by or against any business of which Mr. Rodin was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3.   An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Rodin’s involvement in any type of business, securities or banking activities.

4.  Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.  Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.  Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.  Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or

ii.  Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.  Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a) (26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a) (29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Terms of Office

Our director is appointed for a term of one year until the next annual general meeting of our Common Shareholders or until removed from office following our articles of association. Our officers are appointed by our board of directors and serve office until our board of directors fires them.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as an incentive for performance.

CORPORATE GOVERNANCE

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Director Independence

Our Board of Directors is currently composed of one member, Yehor Rodin, who cannot qualify as independent director. In addition, our Board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Had our Board of Directors made these determinations, our board of directors would have reviewed and discussed information provided by the director and us with regard to each director’s business and personal activities and relationships as they may relate to our management and us.

Audit, Nominating and Compensation Committee

We currently do not have audit, nominating or compensation committees nor do we have a written nominating, compensation or audit committee charter. Our Board of Directors will review audit, nominating and compensation matters.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company’s financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer/Chief Financial Officer of the Company review the Company’s internal accounting controls, practices and policies.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a) (14) of the FINRA Rules.

We believe that our Director can analyze and evaluating our financial statements and understanding internal controls and procedures for financial reporting. Our Director does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted at this time.

Policy Regarding Transactions with Related Persons

We do not have a formal, written policy for the review, approval, or ratification of transactions between us and the director or executive officer, nominee for director, 5% stockholder, or member of the immediate family of any such person that is required to be disclosed under Item 404(a) of Regulation S-K. However, our policy is that any activities, investments or associations of a director or officer that create, or would appear to create, a conflict between the personal interests of such person and our interests must be assessed by our Chief Executive Officer and must be at arms’ length.

Involvement in Certain Legal Proceedings

Our Director and our Executive officers have not been involved in any of the following events during the past ten years:

1.	Bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

4.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

6.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or Shareholder Proposals

We do not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Director. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our corporate governance develops to a more advanced level. We do not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. Our Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

Summary Compensation Table

The following table sets forth information regarding each element of compensation that we pay or award to our named executive officers for the fiscal year ended May 31, 2024.

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Yehor Rodin, President, Director,	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Secretary of the Company

Employment Contracts, Termination of Employment

We have no employment contracts with our Chief Executive Officer/Chief Financial Officer. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, Director or consultants that would result from the resignation, retirement or any other termination of such Director, officers or consultants from us. There are no arrangements for Director, officers, employees or consultants that would result from a change-in-control.

Compensation of Directors

We have not compensated our Director.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of the day of this prospectus by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage	Percentage of beneficial ownership if all offered shares are sold

Common Stock	Yehor Rodin Kavab.b.,85320, Tivat, Montenegro	5,000,000 shares of common stock	100%	50%

A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the date of this prospectus. As of the date of this prospectus, there were 5,000,000 shares of our common stock issued and outstanding.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

On May 30, 2022 the Company entered into a loan agreement with Yehor Rodin, the Company's sole officer and director, whereby Mr. Rodin agreed to loan up to $100,000 on an unsecured and interest-free basis. On October 7, 2022 the loan agreement was amended to increase the loan amount by $300,000, for a maximum loan amount of $400,000, with a maturity date of October 7, 2025. As of May 31, 2023 Mr. Rodin had advanced $387,880 to the Company under the loan agreement. On April 8, 2024 the loan agreement was amended again to increase the loan amount by $50,000, for a maximum loan amount of $450,000, and to change the maturity date to April 8, 2027. As of May 31, 2023 Mr. Rodin had advanced $387,880 to the Company under the loan agreement. During the year ended May 31, 2024 Mr. Rodin advanced an additional $17,211 therefore as of May 31, 2024 total advances under the loan agreement were $405,091. The loan with Mr. Rodin will not be repaid, nor will Mr. Rodin receive any payments for services, from the proceeds of this offering.

On May 30, 2022, we issued a total of 5,000,000 shares of restricted common stock to Mr. Rodin, our sole officer and director, in consideration of $5,000.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our director is indemnified as provided by the Wyoming Revised Statutes and our bylaws. We have agreed to indemnify each of our director against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our director, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

LEGAL MATTERS

The validity of the issuance of the common stock hereby will be passed upon for us by Robert J. Zepfel, Haddan & Zepfel LLP.

AVAILABLE INFORMATION

We are filing with the SEC a Registration Statement on Form S-1 under the Securities Act in connection with this offering of our Common Stock by our Selling Security Holders. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the registration statement, some items of which are contained in exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. For further information with respect to our Common Stock, and us we refer you to the Registration Statement, including the exhibits and the financial statements and notes filed as a part of the Registration Statement.

We have included herein the material terms of material agreements and documents attached hereto as exhibits. Nonetheless, statements contained in this Prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the Registration Statement, please see the copy of the contract or document that has been filed. Each statement in this Prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The exhibits to the Registration Statement should be referenced for the complete contents of these contracts and documents. A copy of the Registration Statement and the exhibits filed therewith may be inspected without charge at the public reference room of the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements, and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On May 9, 2024, the relationship of Global-Smart.Tech with its independent registered public accounting firm, Fruci & Associates II, PLLC, Certified Public Accountant, was terminated by mutual agreement.

On May 30, 2024, Global-Smart.Tech approved the appointment of Mac Accounting Group & CPAs, LLP as the Company`s new independent registered public accounting firm, effective immediately, to perform independent audit services for the fiscal year ending May 31, 2024.

During the fiscal year ended May 31, 2023, and the subsequent interim period through the May 9, 2024, there were no disagreements, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, between us and Fruci & Associates II, PLLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Fruci & Associates II, PLLC’ satisfaction, would have caused Fruci & Associates II, PLLC to make reference to such disagreements in its audit reports.

We have provided Fruci & Associates II, PLLC, Certified Public Accountant with a copy of the disclosures set forth under the heading “Changes in independent registered public accounting firm” and have requested that Fruci & Associates II, PLLC, Certified Public Accountant furnish us with a letter addressed to the SEC stating whether or not Fruci & Associates II, PLLC, Certified Public Accountant agrees with the statements related to them made by us under the heading “Change in independent registered public accounting firm” in this prospectus. A copy of the letter is filed as Exhibit 16.1 to the registration statement of which this prospectus forms a part.

During the fiscal years ended May 31, 2022 and 2023, and through the May 30, 2024 we did not consult with Mac Accounting Group & CPAs, LLP on matters that involved the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on our consolidated financial statements or any other matter that was either the subject of a disagreement or reportable event.

GLOBAL-SMART.TECH FINANCIAL STATEMENTS

As of May 31, 2024

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders

Global-Smart.Tech

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Global-Smart.Tech as of May 31, 2024, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the year then ended and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of Global-Smart.Tech as of May 31, 2024, and the results of its operations and its cash flows for the year ended May 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 2 to the financial statements, the entity has an accumulated deficit, uses cash in operations, and has recurring losses, all of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to Global-Smart.Tech in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Global-Smart.Tech is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Mac Accounting Group & CPAs, LLP

We have served as Global-Smart.Tech’s auditor since 2024.

Midvale, Utah

September 6, 2024

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Global-Smart. Tech

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Global-Smart.Tech (“the Company”) as of May 31, 2023, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the year ended May 31, 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2023 and the results of its operations and its cash flows for the year ended May 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has an accumulated deficit and net losses from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

Fruci & Associates II, PLLC – PCAOB ID #05525 We served as the Company’s auditor from 2022 to 2024. Spokane, Washington
February 14, 2024

GLOBAL-SMART.TECH

BALANCE SHEETS

	May 31, 2024	May 31, 2023
Assets
Fixed Assets
Equipment, net	$259,313	$332,111
Website Development, net	4,550	5,950
Total Fixed Assets	263,863	338,061
Total Assets	$263,863	$338,061

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities
Loan from Related Parties	$405,091	$387,880
Total Current Liabilities	405,091	387,880
Total Liabilities	405,091	387,880

Stockholders’ Equity (Deficit)
Common Stock ($0.001 par value, 75,000,000 shares authorized; 5,000,000 shares issued and outstanding as of May 31, 2024 and 2023)	5,000	5,000
Accumulated Other Comprehensive Income	3	3
Accumulated Deficit	(146,231)	(54,822)
Total Equity	(141,228)	(49,819)
Total Liabilities & Stockholders’ Equity (Deficit)	$263,863	$338,061

The accompanying notes are an integral part of these financial statements.

GLOBAL-SMART.TECH

STATEMENTS OF OPERATIONS

	Year ended May 31, 2024	Year ended May 31, 2023
Revenues	$-	$14

Operating Expenses
Professional Fees	17,211	11,429
Bank Service Charges	-	7,118
Depreciation Expense	74,198	32,927
Delivery Expenses	-	2,520
Total operating expenses	91,409	53,994
Net loss from operations	(91,409)	(53,980)

Provision for Income Taxes	-	-

Other Income (Expense)
Foreign Currency Gain (Loss)	-	(59)
Digital Asset Impairment	-	(3)
Total Other Income (Expense)	-	(62)

Net Loss	$(91,409)	$(54,042)

Loss per common share – Basic & Diluted	$(0.02)	$(0.01)
Weighted Average Number of Common Shares Outstanding – Basic & Diluted	5,000,000	5,000,000

The accompanying notes are an integral part of these financial statements.

GLOBAL-SMART.TECH

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED MAY 31, 2024 AND 2023

	Common Stock				Accumulated Other Comprehensive Income
	Shares	Amount	Additional Paid-in- Capital	Accumulated Deficit		Total
Balance as of May 31, 2022	5,000,000	$5,000	$-	$(780)	$3	$4,223
Net Loss for the Year Ended May 31, 2023	-	-		(54,042)	-	(54,042)
Balance as of May 31, 2023	5,000,000	5,000	-	(54,822)	3	(49,819)
Net Loss for the Year Ended May 31, 2024	-	-	-	(91,409)	-	(91,409)
Balance as of May 31, 2024	5,000,000	$5,000	$-	$(146,231)	$3	$(141,228)

The accompanying notes are an integral part of these financial statements.

GLOBAL-SMART.TECH

STATEMENTS OF CASH FLOWS

	Year ended May 31, 2024	Year ended May 31, 2023
OPERATING ACTIVITIES
Net loss	$(91,409)	$(54,042)
Adjustments to reconcile Net Loss to Net Cash Provided by Operations:
Depreciation expense	74,198	32,927
Net Cash Used in Operating Activities	(17,211)	(21,115)

INVESTING ACTIVITIES
Purchase of Equipment	-	(346,408)
Net Cash Used in Investing Activities	-	(346,408)
FINANCING ACTIVITIES
Loan from Related Parties	17,211	357,880
Net Cash Provided by Financing Activities	17,211	357,880

Net Cash Decrease for the Period	-	(9,643)
Cash at Beginning of Period	-	9,643
Cash at End of Period	$-	$-

SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION:
Cash Paid for:
Interest	$-	$-
Income Tax	$-	$-
Non-cash Investing and Financing Activities:
Equipment Deposit Capitalized	$-	$17,580

The accompanying notes are an integral part of these financial statements.

GLOBAL-SMART.TECH

NOTES TO THE FINANCIAL STATEMENTS

MAY 31, 2024 AND 2023

1. The Company

Global-Smart.Tech (“Company”) was incorporated under the laws of the State of Wyoming on April 15, 2022. The Company initially established with a primary focus on leasing power to clients. However, to optimize resource utilization and enhance profitability, we have transitioned our operations to incorporate cloud-rendering services.

2. Going Concern

Our financial statements have been prepared on a going concern basis which assumes that we will be able to realize our assets and discharge our liabilities and commitments in the normal course of business for the foreseeable future. As of May 31, 2024 we have an accumulated deficit of $146,231, used cash in operations of $17,211 for the year ended May 31, 2024 and have recurring losses, including a net loss of $91,409 for the year ended May 31, 2024. These factors raise substantial doubt about our ability to continue as a going concern.

Our ability to continue as a going concern is dependent upon our generating profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. Our management intends to finance operating costs over the next twelve months with related party loans and the sale of common stock. While we believe that we will be successful in obtaining the necessary financing and generating revenue to fund our operations, meet regulatory requirements, and achieve commercial goals, there are no assurances that such additional funding will be achieved and that we will succeed in our future operations.

3. Summary of Significant Accounting Policies

Basis of Presentation

The Company uses the accrual basis of accounting and accounting principles. The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Company has elected May 31st as its fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency

The Company’s functional and reporting currency is the U.S. dollar. Transactions may occur in foreign currencies and management has adopted ASC 830, “Foreign Currency Translation Matters”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. The Company is located in Montenegro. However, the Company's cash flows and expenses are primarily denominated in United States Dollars (USD) due to the nature of its operations. Accordingly, the Board of Directors has determined that USD is the Company's functional currency for the purposes of preparing the financial statements. For realized gains and losses: these are reported in the income statement, typically as a separate line item or combined with other income or expense items. For the year ended May 31, 2024 and 2023, we have recognized foreign currency loss in amount of $0 and $59, respectively.

Transaction gains or losses result from a change in exchange rates between the functional currency and the currency in which a foreign currency transaction is denominated. They represent an increase or decrease in both of the following:

- the actual functional currency cash flows realized upon settlement of foreign currency transactions

- the expected functional currency cash flows on unsettled foreign currency transactions

Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate revenues and expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the statement.

Digital Assets

The FASB ASC Master Glossary defines intangible assets as assets (not including financial assets) that lack physical substance. Accordingly, crypto assets with the previously described characteristics meet the definition of intangible assets and would generally be accounted for under FASB ASC 350, Intangibles — Goodwill and Other. Under FASB ASC 350, an entity should determine whether an intangible asset has a finite or indefinite life. FASB ASC 350-30-35-4 states that if no legal, regulatory, contractual, competitive, economic or other factors limit the useful life of an intangible asset to the reporting entity, the useful life of the asset should be considered indefinite. The term indefinite does not mean infinite or indeterminate. The useful life of an intangible asset is indefinite if that life extends beyond the foreseeable horizon - that is, there is no foreseeable limit on the period of time over which the asset is expected to contribute to the cash flows of the reporting entity.

Entities should consider the factors outlined in FASB ASC 350-30-35-3 when determining the useful life of an intangible asset. If there is no inherent limit imposed on the useful life of the crypto asset to the entity, then the crypto asset would be classified as an indefinite-lived intangible asset. An intangible asset with an indefinite life is initially recorded at cost, as determined in accordance with FASB ASC 350-30-30-1, and is not subject to amortization. Rather, it should be tested for impairment annually or more frequently if events or changes in circumstances indicate that the asset is more likely than not to be impaired.

Paragraphs 18B and 18C in FASB ASC 350-30-35 provide examples of relevant facts and circumstances that should be assessed to determine if it is more likely than not that an indefinite-lived intangible asset is impaired. If an impairment indicator exists and it is determined that the carrying amount of an intangible asset exceeds its fair value, an entity should recognize an impairment loss in an amount equal to that excess. After the impairment loss is recognized, the adjusted carrying amount becomes the new accounting basis of the intangible asset.

Paragraphs 18Bc and 18Be in FASB ASC 350-30-35 shows that in assessing whether it is more likely than not that an indefinite-lived intangible asset is impaired, an entity shall assess all relevant events and circumstances that could affect the significant inputs used to determine the fair value of the indefinite- lived intangible asset. Examples of such events and circumstances include financial performance such as negative or declining cash flows and industry and market consideration. The Company takes market price changes and market considerations into account when determining if an intangible asset is impaired.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, “Revenue from Contracts with Customers”. The core principle of ASC 606 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. An entity recognizes revenue in accordance with that core principle by applying the following steps: Step 1: Identify the contract(s) with a customer Step 2: Identify the performance obligations in the contract Step 3: Determine the transaction price Step 4: Allocate the transaction price to the performance obligations in the contract Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

By the end of 2024, we intend to generate revenue primarily through the sale of tariff plans for our cloud rendering services. To select the tariff plan that best fits client’s requirements, the client is required to contact our team to subscribe and submit their project. This allows us to choose the right tariff plan according to their project and the cloud rendering power needed. When estimating a project, we assess the required number of hours and capacity necessary to fulfill the client's needs. The tariff plans may vary depending on the number of video cards used to produce power (10, 25 and 40 video cards), as well as the time needed for rendering with a minimum option of 5 hours. Clients can contact us using the information provided in the "Contacts" section on our website (https://global-smart.tech/contacts/). After determining the project scope, the client proceeds with the payment. Once payment is received, we deliver the completed project, following the rendering process, to the client via the email address provided in the form. Our primary target customers include 3D interior designers and visualizers in the design industry. We aim to offer a range of flexible and competitive pricing options to attract clients and maximize revenue potential.

This revenue stream will be a key driver of our financial growth and sustainability in the foreseeable future.

Fixed Assets

Fixed assets are stated at cost and the Company records depreciation using the straight-line method over the assets estimated useful life. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriate accounts and the resultant gain or loss is included in net income.

Fixed asset amounts are as follows:

	Website Development	Equipment	Total
Estimated Useful Life (Years)	5	5

Total Cost of the Asset	$7,000	$363,988	$370,988
Accumulated Depreciation at May 31, 2024	(2,450)	(104,675)	(107,125)
Net Book Value at May 31, 2024	$4,550	$259,313	$263,863

Depreciation Expense for year ended May 31, 2024	$1,050	$72,798	$74,198
Depreciation Expense for year ended May 31, 2023	$1,400	$31,877	$32,927

As of November 30, 2022 Global-Smart.Tech entered into cooperation to purchase equipment for $363,988. Part of this equipment was put in use in August, 2022. Complete installation and switching on of all equipment was on November 11, 2023. Website development costs was $7,000 and the website was put to productive use on August 29, 2022.

Impairment of Long-Lived Assets

In accordance with ASC 360-10 the Company periodically reviews the carrying value of its long-lived assets held and used at least annually or when events and circumstances warrant such a review. If significant events or changes in circumstances indicate that the carrying value of an asset or asset group may not be recoverable, the Company performs a test of recoverability by comparing the carrying value of the asset to its undiscounted expected future cash flows. If the carrying values are in excess of undiscounted expected future cash flows, we measure any impairment by comparing the fair value of the asset to its carrying value. If the fair value of an asset is determined to be less than the carrying amount of the asset, impairment in the amount of the difference is recorded.

Cash and Cash Equivalents

The Company considers all highly liquid investments with remaining maturities at the date of purchase of three months or less to be cash equivalents. The Company had no cash equivalents as of May 31, 2024 and 2023.

Fair Value of Financial Instruments

ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable;

Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of the Company's loan from related parties approximates fair value due to its short-term maturity.

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 'Earnings per Share, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti- dilutive. As of May 31, 2024 and 2023 the Company had no potential dilutive instruments, therefore basic and diluted earnings (loss) per share are equal.

Income Taxes

The Company accounts for income taxes under the asset and liability method, whereby deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using the enacted tax rates in effect for the year in which the differences are expected to affect taxable income. A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Recent Accounting Pronouncements

The Company considers all new pronouncements and management has determined that there have been no recently adopted or issued accounting standards that had or will have a material impact on its financial statements.

4. Related Party Transaction

On May 30, 2022 the Company entered into a loan agreement with Yehor Rodin, the Company's sole officer and director, whereby Mr. Rodin agreed to loan up to $100,000 on an unsecured and interest-free basis. On October 7, 2022 the loan agreement was amended to increase the loan amount by $300,000, for a maximum loan amount of $400,000, and to change the maturity date to October 7, 2025. On April 8, 2024 the loan agreement was amended again to increase the loan amount by $50,000, for a maximum loan amount of $450,000, and to change the maturity date to April 8, 2027. As of May 31, 2023 Mr. Rodin had advanced $387,880 to the Company under the loan agreement. During the year ended May 31, 2024 Mr. Rodin advanced an additional $17,211 therefore as of May 31, 2024 total advances under the loan agreement were $405,091.

5. Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis.

The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Company's deferred tax assets and liabilities as of May 31, 2024 are nominal, given the recent formation and limited operating activity and the Company has not yet filed any tax returns.

6. Common Stock

The Company has 75,000,000 common shares authorized with a par value of $0.001 per share. During the years ended May 31, 2024 and 2023 the Company did not issue any shares of common stock. As of May 31, 2024, the Company had 5,000,000 shares issued and outstanding.

7. Subsequent Events

In accordance with SFAS 165 (ASC 855-10), the Company reviewed its operations as of September 6, 2024, the date these financial statements were issued, and concluded that it had subsequent events that could be disclosed in these financial statements. The CEO paid $18,740 on behalf of the Company for the period June 1, 2024 till September 6, 2024.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuances and Distribution. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses that will be incurred by us in connection with the issuance and distribution of the securities being registered.

SEC Registration Fee	$14
Accounting Fees and Expenses	9,000
Legal Fees and Expenses	2,500
Other Expenses	486
Total Estimated Expenses	$12,000

Item 14. Indemnification of Directors and Officers

Wyoming Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify our director and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our director, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

Set forth below is information regarding the issuance and sales of securities without registration since inception. On May 30, 2022, the Company offered and sold 5,000,000 shares of common stock to our sole officer and director, Mr. Rodin, for a purchase price of $0.001 per share, for aggregate offering proceeds of $5,000. GLOBAL-SMART.TECH made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities and no general solicitations were made to any person.

Item 16. Exhibits

Exhibit No.	Exhibit Description
3.1*	Articles of Incorporation of Global-Smart.Tech
3.2*	Bylaws of Global-Smart.Tech
5.1*	Opinion of Robert J. Zepfel, Haddan & Zepfel LLP regarding the legality of the securities being registered.
10.1*	Loan agreement dated May 30, 2022
10.2**	Equipment Purchase Agreement as of as of May 9, 2022
10.3**	Purchase Agreement as of August 26, 2022
10.4***	Extension Agreement dated October 7, 2022
10.5	Extension Agreement dated April 8, 2024
16.1****	Letter re change in certifying accountant dated May 14, 2024
23.1	Consent of FRUCI & ASSOCIATES II, PLLC
23.2	Consent of Mac Accounting Group & CPAs, LLP
99.1*	Form of Subscription Agreement

* - The documents were previously filed on October 5, 2022

**- The documents were previously filed on March 31, 2023

***- The documents were previously filed on July 11, 2024

****- The documents were previously filed on August 13, 2024

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.                To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)             To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to director, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5)               Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registrant statement to be duly signed on its behalf by the undersigned, thereunto duly authorized September 6, 2024.

By:	/s/ Yehor Rodin
Yehor Rodin,
(Principle Executive Officer)
/s/ Yehor Rodin
By:	Yehor Rodin, President, Director, Treasurer and Secretary (Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Yehor Rodin
Yehor Rodin, President, Director, Treasurer and Secretary (Principal Executive, Financial and Accounting Officer)

Date:	September 6, 2024